EXHIBIT 10.12

Dr. Joseph Cummins
Chief Executive Officer
Amarillo Biosciences, Inc.
4134 Business Park Drive
Amarillo, TX 79110-4225
Phone: 806-376-1741
Fax: 806-376-9301

RE: Private Placement of Securities of Amarillo Biosciences, Inc.
(ENGAGEMENT LETTER)

Dear Dr. Cummins:

This letter (the “Engagement Letter” or the “Agreement”) confirms our understanding that Amarillo Biosciences, Inc. (AMAR) (together with its affiliates and subsidiaries, if any, "AMAR" or the "Company") has engaged MidSouth Capital Markets Group, Inc. ( the “Agent") to act, on a non-exclusive basis, as a placement agent ("Placement Agent") of the Company in connection with a best efforts private placement offering of the Company's Preferred or Common Stock (the "Placement" or “Offering”). This letter will confirm our acceptance and set forth the terms of the engagement agreed to between Agent and the Company. Placement Agent represents and agrees that in presenting the Company to potential investors, Placement Agent will use only the Information, information available from generally recognized public sources, and such other written documents or disclosures as may pre-approved by the Company in writing.

1. Information. In connection with the Placement Agent’s activities hereunder, the Company will furnish Agent with all material and information regarding the business and financial condition of the Company (the "Information"). The Company represents and warrants that all Information, including but not limited to the Company’s financial statements, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. The Company recognizes and confirms that the Placement Agent: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Company's financial advisor and placement agent to transmit to any prospective investor a copy or copies, forms of purchase agreements and any other legal documentation supplied to the Agent for transmission to prospective investors by or on behalf of the Company or by the Company's CEO or CFO and those officers, representatives or agents specifically identified by the Company’s CEO or CFO in writing, in connection with the performance of the Placement Agent’s services hereunder or any transaction contemplated hereby; (iii) the Placement Agent does not assume responsibility for the accuracy or completeness of the Information and such other information except as otherwise required by law; (iv) will not make an appraisal of any assets of the Company; and (v) retains the right to continue to perform due diligence during the course of the engagement. The Placement Agent agrees to keep the Information (that is non-public and intended by the Company to be kept confidential) confidential and will not make use thereof, except in connection with services hereunder for the Company, unless: (i) disclosure is required by law or requested by any government, regulatory or self-regulatory agency or body in which event the Agent will provide the Company with reasonable advance notice of such proposed disclosure; (ii) any Information is or becomes lawfully available to the public in the same form and format as provided to the Placement Agent; or (iii) any Information was or becomes generally available to the Placement Agent on a non-confidential basis from a source other than the Company or any of its representatives.

2. Fees and Compensation. As compensation for services rendered and to be rendered hereunder by Agent, the Company agrees to pay Agent as follows:

An amount in cash equal to:

a) Eight percent (8%) of the principal amount Sold to any investors Identified or Introduced by Agent, with all such sums payable at the time of each closing (a “Closing”) of the Placement ("Placement Fee"); “Sold” shall include the value of any debt or other consideration agreed to be paid by any investor for any securities issued or transferred pursuant to the Offering. Sold shall exclude convertible preferred stock dividends or interest paid with stock. Identified or Introduced includes direct and indirect introductions by the Agent or its agents and representations including, without limitation, where a party introduced to the Company introduces another party to the Company who then purchases the securities sold pursuant to the Offering or introduces another investor who purchases securities in the Offering, and so on. For greater clarity, in the event of a dispute as to whether the Agent Identified or Introduced an investor to the Company in connection with the Offering, the following question shall be answered: But for the acts of the Agent, would the sale of the securities in the Offering have taken place? If the answer to that question is “No”, then the Agent shall be deemed to have Identified or Introduced that purchaser for purposes of earning the Placement Fee. The preceding test is not the exclusive test for determining whether the Placement Fee is earned by the Agent but is only an example.

b) At each Closing, the Company will issue to Agent a warrant (the “Warrant”) to purchase shares of the Company's Common Stock equal to Eight percent (8%) of the number of common shares ("Shares") to be issued on an as converted basis in the Placement. Such Warrant will be issued pursuant to a Warrant Agreement to be signed by Agent and the Company, which agreement shall provide, among other things, that the Warrant shall be exercisable at an exercise price equal to $.30 per share., shall expire five (5) years from the date of issuance, include registration rights at the time that all shares issued in this Placement are registered, and provisions for cashless exercise and such other terms as are normal and customary for warrants of this type. The obligation of the Company to issue the Warrant is agreed to herein and is not dependent or contingent of the negotiation, execution and delivery of a Warrant Agreement.

c) The Company will reimburse the Agent in a timely manner for reasonable expenses relating to the Placement, including road show expenses, travel, legal and other related expenses up to $5,000.00. Company shall make such reimbursements promptly to Agent.

d) Notwithstanding any termination of this Engagement Letter pursuant to the terms hereof or otherwise, the obligation to pay the Fees and Compensation described in Section 2 shall survive any termination or expiration of the Agreement. It is expressly understood and agreed by the parties hereto that any private financing of equity or debt or other capital raising activity of the Company within twenty four (24) months of the termination or expiration of the Agreement, with any investors or lenders to whom the Company was Identified or Introduced by the Agent while the Agreement was in effect and disclosed to the Company in writing (such list to be communicated to the Company each time one new Investor has been contacted), shall result in such fees and compensation due and payable by the Company to Agent under the same terms of Section 2 above. Written Company approval is required for Placement Agent to contact more than one investor or lender. Any investors or lenders previously contacted by other Finders or Agents of the Company are excluded from the provisions of this agreement and the Company has provided a list of such investors or lenders below in the heading, Attachment A (Previously Contacted Investors). Upon completion of the Offering, any future renegotiation, restructuring, revision or other amendment of such Offering by and between the Company and the investors in such Offering which results in the receipt of any net new funds or commitment with respect thereto by the Company from such investor(s) within twenty four (24) months of the completion of the Offering shall be deemed to be a new financing and shall result in additional fees and compensation due and payable by the Company to Agent under the terms of Section 2 above.

3. Certain Placement Procedures. The Company and the Placement Agent each represents to the other that it has not taken, and the Company and the Placement Agent each agrees with the other that it will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act"), or other appropriate exemption including, without limitation, exemption under Sections 4(2), 4(6) or 3(b) of the Act. In effecting the Placement, the Company and the Placement Agent each agrees to comply in all material respects with applicable provisions of the Act and any regulations there under and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any investor in the Placement shall be deemed also to be made to the Placement Agent for its benefit. The Company agrees that it shall cause any opinion of its counsel delivered to any investors in the Placement also to be addressed and delivered to the Placement Agent for its benefit, or to cause such counsel to deliver to the Placement Agent a letter authorizing it to rely upon such opinion.

4. Indemnification. The Company agrees to indemnify Placement Agent and related persons in accordance with the following: The provisions of which are incorporated herein in their entirety. In consideration of your agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless you and your affiliates and you and their respective officers, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (you and each such other person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the "Engagement") under the Engagement Letter, and will reimburse each Indemnified Person for all expenses (including reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. We will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. We also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to us for or in connection with the Engagement except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

We will not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities without payment by such person arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without our prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

If the indemnification provided for in the paragraph 4 of this Engagement Letter is judicially determined to be unavailable (other than in accordance with the third sentence of the first paragraph hereof of paragraph 4) to an Indemnified person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, we shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expense relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and us, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of you and us, as well as any other relevant equitable considerations; provided, however, in no event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by you under the Engagement Letter. For the purposes of this agreement, the relative benefits to us and you of the Engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by us or our shareholders, as the case may be, in the transaction or transactions that are the subject of, whether or not any such transaction is consummated, bears to (b) the fees paid to you in connection with the Placement.

5. Termination; Survival of Provisions. This Agreement may be terminated by the Placement Agent or the Company at any time upon thirty (30) days prior written notice to the other party, provided, however, that: (a) any termination or completion of the Placement Agents engagement hereunder shall not affect the Company's obligation to indemnify Agent as provided in the indemnification section referred to above and (b) any termination by the Company of Agent's engagement hereunder shall not affect the Company's obligation to pay fees to the extent provided for in Section 2 herein; and (c) any termination by Placement Agent of Agents engagement hereunder shall not affect the Company's obligation to pay fees and reimburse the expenses accruing prior to such termination to the extent provided for herein. All such fees and reimbursements due the Placement Agent, shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Placement or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 2 hereof).

6. Governing Law and Forum; Amendment; Headings; Plurals and Pronouns.

a) This Agreement and all controversies arising from and relating to performance under this agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to such state's rules concerning conflicts of laws. This Agreement may not be modified or amended except in writing duly executed by the parties hereto. Each Party agrees that all legal proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced in the state and federal courts sitting in Fulton County, Georgia.

b) The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

c) Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

7. Nondisclosure of Confidential Information. Placement Agent and the Company mutually agree that they will not disclose any confidential information received from the other party to others except with the written permission of the other party or as such disclosure may be required by law. Placement Agent has been retained under this agreement as an independent contractor with duties owed solely to the Company. The advice, written or oral, rendered by Agent pursuant to this Agreement is intended solely for the benefit and use of the Company in considering the matters to which this Agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose, reproduced, disseminated, or referred to at any time, in any manner or for any purpose. Neither party shall make any public references to the other party, without the prior written consent of said party, which consent shall not be unreasonably withheld.

8. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither the Placement Agent nor the Company shall assign to an unaffiliated third party any of its obligations hereunder.

9. Press Announcements. The Company agrees that the Placement Agent shall, upon a successful transaction, have the right to advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that Placement Agent shall submit a copy of any such advertisement to the Company and shall have received prior written approval from the Company for its approval by the CEO or CFO, such approval shall not to be unreasonably withheld.

10. Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be, and shall be deemed to be, an original instrument, but all of which taken together shall constitute one and the same Agreement.

This Engagement Letter between the parties shall supersede any and all prior agreements whether verbal or written. If the forgoing correctly reflects the understandings between Company and Agent, please sign this Letter, whereupon the Letter shall constitute a binding contract.

Very truly yours,

MidSouth Capital Markets Group, Inc.

		By:	/s/ Tim Moody

Timothy C. Moody, President

ACCEPTED AND AGREED TO: as of the date hereof

Amarillo Biosciences, Inc.

By:	/s/ Joseph M. Cummins
Dr. Joseph Cummins, Chief Executive Officer

September 25, 2007

Attachment A (Previously Contacted Investors)

Platinum Partners
Chrisitis Healthcare
Mountain Capital
La Joya Cove
Tejas Holdings
CCCM Group
Stone Investment Trust
A Street Capital
Fusion Capital
Platinum Partners
Trinity Financing Investments
Richard Cohen
Golden Gate Investors
La Joya Cove Investors
Dutchess Advisors
Utek, Inc.
Scarborough Capital
Cornell Capital
Century Management
Amarillo Bioscience, Inc. shareholders of record

Accipiter Capital Management, LLC
Alexandra Investment Management, LLC
Baker Bros
Balyasny
Bluegrass Growth Fund
Bristol Capital LP
Bushido Capital
Centrecourt Asset Management
Corsair Capital Partners, L.P.
Cranshire Capital
Crestview Captial
Efficacy Capital
Enable Capital Management
Endeavor Asset
EndPoint Merchant Group, Inc.
Fort Mason Capital
Fusion Capital Partners, LLC
Global Capital Advisors
Great Point Partners
Gryphon Capital Management, LLC
Heights Capital Management Inc.
Hollis Capital Management
Hudson Bay Overseas Fund Ltd.
Investment Strategies Fund
Iroquois
JGB Capital
Lehman Brothers
LH Financial Services Corp.
Magentar Capital LLC
Merlin Biomed Group
Midsummer Capital
MPM Capital
N.I.R. Group LLC
NorthSound Capital
Orbimed Advisors LLC
Paragon

Paramount Capital Asset Management, Inc.
Pequot Capital
Perceptive Life Sciences Fund LP
Perseus LLC
Promed Asset Management
Promethean
Radius Ventures
RAM Capital
Renaissance Technology
RG Capital Management, LP
Rockhill Funds
Sandell Asset Management
Satellite Capital
Schottenfeld
SCO Financial Group
Silverback Asset Management
Special Situations Funds
Stark Investments
Stonestreet LP
Sunrise Securities Corp.
Susquehanna International Group
Tail Wind Fund
Tang Capital
The Visium Funds
UBS O'Conner
Vision Capital
Xmark Funds

AMAR may add additional Investors or Lenders that have not been already contacted by the Agent to this list by written notification to Agent.